As filed with the Securities and Exchange Commission on February 27, 2025
___________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2025

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A non-voting common stock	OPY	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 5 -- Corporate Governance and Management

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2025, Oppenheimer Holdings, Inc. (the “Company”) announced that Albert G. Lowenthal, Chairman of the Board of Directors (“Board”) and Chief Executive Officer (“CEO”), would step down as CEO of the Company and its primary operating subsidiary, Oppenheimer & Co. Inc. (“Opco”), effective at the close of the Annual Shareholders Meeting of the Company to be held on May 5, 2025. Mr. Lowenthal will continue in his role as Chairman of the Company and also will serve as Executive Chairman of Opco. Paul Friedman will continue to serve as Lead Independent Director of the Company.

In addition, on February 27, 2025, the Board unanimously appointed President and Director Mr. Robert S. Lowenthal (48) to serve as CEO of the Company and Opco, effective simultaneously with Mr. Albert Lowenthal’s transition. Mr. Robert Lowenthal will continue to serve as Chairman of the Management Committee and Co-Chair of the Risk Management Committees of Opco as well as a director of the Company, a position he has held since 2013.

Mr. Robert Lowenthal was appointed President of the Company and Opco in October of 2021. He retained his prior role as Head of Investment Banking of Opco. In his role as President and Head of Investment Banking, Mr. Robert Lowenthal has been working closely with each of the Company’s business unit heads and members of the Management Committee on various strategic and operational matters. From December 2016 to October 2021, Mr. Lowenthal in his role as Head of Investment Banking was responsible for all transactional activity including Mergers and Acquisitions, Restructuring, Private Placements and Equity and Debt Capital Markets. From September 2007 until December 2016, Mr. Lowenthal was Opco’s Global Head of Fixed Income responsible for all taxable and non-taxable fixed income sales and trading. Mr. Lowenthal joined the Company in January 1999 as Senior Vice President and Chief Information Officer where he was responsible for all information systems used throughout the Company.

Mr. Lowenthal graduated with a bachelor’s degree from the John M. Olin School of Business at Washington University in St. Louis. He also holds an MBA from Columbia University.

No arrangements or understandings exist between Mr. Robert Lowenthal and any other person pursuant to which he was selected as an officer. Mr. Robert Lowenthal is the son of Mr. Albert Lowenthal. Outside of this relationship, Mr. Robert Lowenthal does not have any family relationship with any director or other executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

The Compensation Committee of the Board will approve the compensation arrangements for Mr. Albert G. Lowenthal and Mr. Robert S. Lowenthal in connection with their respective new roles at a later date.

A copy of the press release issued by the Company in connection with the above is attached to this Current Report as Exhibit 99.1 and is incorporated herein by reference.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits: The following are filed as exhibits to this report:

Exhibit No. Description

99.1 Press release, dated February 27, 2025, issued by Oppenheimer Holdings Inc.
104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: February 27, 2025 By: /s/ Albert G. Lowenthal Chairman and Chief Executive Officer

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